As filed with the Securities and Exchange Commission on October 22, 2001
                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

      RAYTHEON COMPANY                  Delaware                  95-1778500
(Exact name of registrant as  (State or other jurisdiction     (I.R.S. Employer
 specified in its charter)        of incorporation or        Identification No.)
                                       organization)

                                141 Spring Street
                         Lexington, Massachusetts 02421
                                 (781) 862-6600

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          Neal E. Minahan, Esq.                             Copy to:
Senior Vice President and General Counsel            William J. Curry, Esq.
            Raytheon Company                        Sullivan & Worcester LLP
            141 Spring Street                        One Post Office Square
     Lexington, Massachusetts 02421                     Boston, MA 02109
             (781) 862-6600                              (617) 338-2800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration Nos. 333-82529 and 333-58474.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



          - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                             Proposed
                                                                        Proposed              Maximum
             Title of Each Class of                  Amount             Maximum             Aggregate
           Securities to be Registered               to be           Offering Price          Offering              Amount of
                                                 Registered(1)       Per Security(1)     Price(1)(2)(3)(4)   Registration Fee (5)
---------------------------------------------------------------------------------------------------------------------------------

Common Stock of Raytheon, par value $.01 per                                              $175,937,500             $43,984.38
share
=================================================================================================================================

(1)      Not required to be included in accordance with Rule 457(o).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued under this Registration Statement exceed $175,937,500.

(3) The registrant has previously registered securities with a maximum initial offering price of $3,000,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-82529), as amended, and as further amended by Registration Statement on Form S-3 (File No. 333-58474) (as so amended, the "Shelf Registration"). As of the date of this registration statement, the total initial offering price of securities issued pursuant to the Shelf Registration was $2,120,312,500.

(4) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended. Each share of Common Stock includes one preferred share purchase right. No separate consideration is payable for the preferred share purchase rights.

(5) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The registrant hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-3 (File No. 333-82529), as amended and supplemented, filed with the Securities and Exchange Commission on April 9, 1999 and declared effective on March 8, 2000 and the related Post-Effective Amendment No. 1 to Form S-3 Registration Statement (File No. 333-58474) filed with the Securities and Exchange Commission on April 6, 2001 and declared effective on April 13, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Raytheon Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, The Commonwealth of Massachusetts, on October 22, 2001.


                                   RAYTHEON COMPANY


                                   By: /s/ Neal E. Minahan
                                       Name:  Neal E. Minahan
                                       Title: Senior Vice President
                                                  and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


 Signature                              Title                         Date
 ---------                              -----                         ----

*
Daniel P. Burnham              Chairman and Chief Executive     October 22, 2001
                               Officer and Director
                               (Principal Executive Officer)


*
Franklyn A. Caine              Senior Vice President and        October 22, 2001
                               Chief Financial Officer
                               (Principal Financial Officer)

*
Edward S. Pliner               Vice President and Corporate     October 22, 2001
                               Controller (Principal
                               Accounting Officer)


*
Barbara M. Barrett             Director                         October 22, 2001


*
Ferdinand Colloredo-Mansfeld   Director                         October 22, 2001



*
John M. Deutch                 Director                         October 22, 2001


*
Thomas E. Everhart             Director                         October 22, 2001


*
John R. Galvin                 Director                         October 22, 2001


*
L. Dennis Kozlowski            Director                         October 22, 2001

*
Henrique de Campos Meirelles   Director                         October 22, 2001


*
Dennis J. Picard               Director                         October 22, 2001


*
Frederic M. Poses              Director                         October 22, 2001


*
Warren B. Rudman               Director                         October 22, 2001


*
Michael C. Ruettgers           Director                         October 22, 2001


*
William R. Spivey              Director                         October 22, 2001


*
Alfred M. Zeien                Director                         October 22, 2001



*  By: /s/ Richard A. Goglia
       Name:  Richard A. Goglia

       ATTORNEY-IN-FACT PURSUANT TO THE
       POWERS OF ATTORNEY PREVIOUSLY FILED.

                                  EXHIBIT INDEX

          5.1  Opinion of Neal E. Minahan, Esq.
         23.1  Consent of Neal E. Minahan, Esq. (included in Exhibit 5.1)
         23.2  Consent of PricewaterhouseCoopers LLP
         24.1 Powers of Attorney of directors and officers signing this registration statement are part of the signature pages to the Shelf Registration.